EXHIBIT 2.1

(Exhibit 1A-2A to Form 1-A)

STATE OF CALIFORNIA Office of the Secretary of State ARTICLES OF INCORPORATION CA GENERAL STOCK CORPORATION California Secretary of State 1500 11th Street Sacramento, California 95814 (916) 657-5448	For Office Use Only -FILED-
B20260277455	File No.: B20260277455 Date Filed: June 12, 2026
Corporation Name
Corporation Name	CHIC CHEQUE INC.
Initial Street Address of Principal Office of Corporation
Principal Address	1968 SOUTH COAST HIGHWAY, #2854 LAGUNA BEACH, CA 92651
Initial Mailing Address of Corporation
Mailing Address	1968 S. COAST HWY, #2854 LAGUNA BEACH, CA 92651
Attention
Agent for Service of Process
Agent Name	Jiang Jing
Agent Address	1968 SOUTH COAST HIGHWAY, #2854 LAGUNA BEACH, CA 92651
Shares
The total number of shares the corporation is authorized to issue is: 1,000,000,000
Does the corporation have more than one class or series of shares? No
Purpose Statement
The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing.
Electronic Signature
[X] By checking this box, I acknowledge that I am electronically signing this document as the incorporator of the Corporation and that all information is true and correct.
Cheung Siu Chung Incorporator Signature	06/12/2026 Date

B4759-3440  06/12/2026 5:45 PM  Received by California Secretary of State

Certificate Verification No.: 469862740  Date: June 15, 2026